                                                                   EXHIBIT 10.30

STATE OF GEORGIA

COUNTY OF DEKALB

     THIS LEASE, made this the 16 day of December, 1991 , by and between STONE MOUNTAIN INDUSTRIAL PARK, INC., A GEORGIA CORPORATION First Party, hereinafter referred to as "Lessor"; and SCOTT CONTAINER GROUP, INC., A CORPORATION, Second Party, hereinafter referred to as "Lessee";

     WITNESSETH:

     1    The Lessor, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter mentioned, received, and contained, to be paid, kept and performed by the Lessee, has leased and rented, and by these presents does lease and rent, unto the said Lessee, and said Lessee hereby agrees to lease and take upon the terms and conditions which hereinafter appear, the following described property (hereinafter called "Premises") to wit.

All that tract or parcel of land lying in and being in Land Lot 138 of the 18th District of DeKalb County, Georgia, and being more particularly described as follows:

Beginning at a point on the west right-of-way line of Stone Ridge Drive 318.9 feet south of the southwest intersection of the right-of-way lines of Lewis Road and Stone Ridge Drive; thence turning and running south along the said right-of-way line of Stone Ridge Drive a distance of 300 ft. to a point; thence turning and running in a westerly direction a distance of 866 ft. to a point; thence turning and running in a northerly direction along the right-of-way line of Litton Drive a distance of 300 ft. to a point; thence turning and running in an easterly direction along the south right-of-way line of the Georgia Railroad a distance of 870.9 ft. to the point of beginning, and being described by James William Dixon dated December 31, 1965, and any and all appurtenances, improvements, structures or buildings now or hereafter located upon the above described parcel of land.

Included in this Lease is the existing 145,000 sq. ft. building and premises known as 1625 Litton Dr. Stone Mountain, Georgia 30084.

Approval of this Lease by both parties shall auto terminate the Lease for the building and premises located at 5682 E. Ponce de Leon Avenue effective January 31, 1992, without penalty or overlap of rental.


     2    To have and to hold for a term of two (2) years; ten (10) months said term to begin on the 1st day of February, 1992

     3    Lessee shall pay to Lessor promptly on the first day of each month in advance without demand during the term of this Lease, a monthly rental of Twenty-Six Thousand and No/100 ($26,000.00) Dollars for thirty-four (34) consecutive months.

                                      (1)

UTILITY             4.   Lessee shall pay all utility bills of all types,
BILLS including but not limited to water and sewer, natural gas, electricity and sanitary pick up bills for the leased premises, or used by Lessee in connection therewith. If Lessee does not pay same, Lessor may pay the same and such payment shall be added to the rental of the premises.

MORTGAGEE'S         5.   Lessee's rights shall be subject to any bona fide
RIGHTS mortgage or deed insecure debt which is now, or may hereafter be, placed upon the premises by Lessor, and Lessee agrees to execute and deliver such documentation as may be required by any such mortgagee to effect any subordination.

MAINTENANCE AND     6.   Lessee shall not allow the premises to fall out of
REPAIRS BY     repairs or deteriorate, and at Lessee's own expense, Lessee shall
LESSEE         keep and maintain said premises, including lawn maintenance and landscaping, in good order and repair, except portions of the premises to be repaired by Lessor under terms of Paragraph 7 hereinafter set out. Lessee also agrees to keep all systems pertaining to water, sewer, electrical, heating ventilation, air conditioning and lighting in good order and repairs.

REPAIRS BY          7.   Lessor agrees to keep in good repair the roof and
LESSOR exterior walls, exclusive of all glass and exclusive of all exterior doors. Lessor gives to Lessee exclusive control of premises and shall be under no obligation to inspect said premises.

MODIFICATIONS       8.   No modifications or alterations to the building or
AND            openings cut through the roof are allowed without prior written
ALTERATIONS    consent of Lessor.
TO THE
PREMISES

RETURN OF           9.   Lessee agrees to return the premises to Lessor at the
PREMISES expiration, or prior termination, of this lease in as good condition and repair as when first received, natural wear and tear, damage by storm, fire, lighting, earthquake or other casualty alone excepted.

DESTRUCTION         10.  If premises are totally destroyed by strom, fire,
OF OR DAMAGE   lighting, earthquake or other casualty, this lease shall
TO PREMISES    terminate as of the date of such destruction, and rental shall be accounted for as between Lessor and Lessee as of the date. If premises are damaged, but not wholly destroyed by any of such casualties, rental shall abate in such proportion as use of premises has been destroyed, and Lessor shall resume premises in substantially the same conditions as before damage as speedily as practicable whereupon full rental shall recommence, provided further, however, that if the damage shall be so extensive that the same cannot be reasonably repaired and restored within six
               (6) months' time from date of the casualty, then either Lessor or Lessee may cancel this lease by giving written notice to the other party within thirty (30) days from the date of such casualty. And, in such event, rental shall be apportioned and paid up to the date of such casualty.

INDEMNITY           11.  Lessee agrees to Indemnify and save harmless the Lessor against all claims for injuries to persons or damages to property by reason of the use or occupancy of the leased premises, and all expenses incurred by Lessor because thereof, including attorneys' fees and court costs, but Lessee shall not be liable for the acts of any other tenants of said property.

GOVERNMENTAL        12.  Lessee agrees, at its own expense, to promptly comply
ORDERS with all requirements of any legally constituted public authority made necessary by reason of Lessee's occupancy of said premises. Lessor agrees to promptly comply with any such requirements if not made necessary by reason of Lessee's occupancy. It is mutually agreed, however, between Lessor and Lessee, that if in order in comply with such requirements, the cost to Lessor or Lessee, as the case may be, shall exceed a sum equal to one year's rent, then Lessor or Lessee who is obligated to comply with such requirements is privileged to terminate this lease by giving written notice of termination to the other party by certified mail, which termination shall become effective sixty
               (60) days after receipt of such notice, and which notice shall eliminate necessity of compliance with such requirement by party giving notice unless party receiving such notice of termination shall, before termination becomes effective, pay to party giving notice all cost of compliance in excess of one year's rent, or secure payment of such sum in manner satisfactory to party giving notice.

CONDEMNATION        13.  If the whole of the leased premises, or such portion
               thereof as will make premises unusable for the purpose herein leased, be condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the time when possession thereof is taken by public authorities, and rental shall be accounted for or between Lessor and Lessee as of that date. Such termination, however, shall be without prejudice to the right of either Lessor or Lessee to recover compensation and damage caused by condemnation from the condemnor. It is further understood and agreed that neither the Lessee, nor Lessor, shall have any rights to any award made to the other by any condemnation.

ASSIGNMENT          14.  Lessee may not assign this lease, or any interest
               thereunder, or sublet the premises in whole or in part without the prior express written consent of Lessor, and without giving prior written notice to Lessee of intent to assign or sublease. Subtenants or assignees shall become liable directly in Lessor for all obligations of Lessee hereunder, without relieving Lessee's liability. Lessee agrees not to assign or sublease premises to any one who will create a nuisance or trespass, nor use the premises in any illegal purpose, nor in violation of any valid regulations of any governmental body; nor in any manner to violate the insurance. Lessee agrees that any increase in Lessor's insurance premium caused by occupancy of any subtenant will be paid by Lessee, Lessee further agrees that if such subtenant or assignee is required to pay a rental amount greater than the rental amount required to be paid by Lessee hereunder, then Lessor shall be entitled to receive and shall be paid such increased amount.

                                      (2)

REMOVAL OF          15.   Lessee may (if not in default hereunder) prior to the
FIXTURES expiration of this lease, or any extension thereof, remove all fixtures and equipment which Lessee has placed in premises, provided Lessee repairs all damages to premises caused by such removal. Provided, however, Lessee shall not remove, under any circumstances, the following: heating, ventilating, air conditioning and lighting systems and fixtures.

CANCELLATION        16.  It is mutually agreed that in the event: (A) the rent
OF LEASE herein reserved is not paid at the time and place when and where due and Lessee fails to pay said rent within ten (10) days after written demand from Lessor; (B) the leased premises shall be deserted or vacated; (C) the Lessee shall fail to comply with any term, provision, condition, or covenant of this lease, other than the payment of rent, and shall not cure such failure within twenty (20) days after notice to the Leasee of such failure to comply; (D) Lessee causes any lien to be placed against the leased premises and does not cure same within twenty (20) days after notice from Lessor to Lessee demanding cure, in any of such events, Lessor shall have the option at once, or during continuance of such default or condition to do any of the following, in addition to, and not in limitation of any other remedy permitted by law or by this lease:

                         (1) Terminate this lease, in which event the Lessee shall immediately surrender the premises to the Lessor. Lessee agrees to indemnify Lessor for all loss and damage which Lessor may suffer by reason of such termination; whether through inability to relet the premises, or through decrease in rent, or otherwise;

                         (2) Lessor, as Lessee's agent, without terminating this lease, may terminate Lessee's right of possession, and, at Lessor's option enter upon and rent premises at the best price obtainable by reasonable effort, without advertisement and by private negotiations and for any term Lessor deems proper. Lessee shall be liable to Lessor for the deficiency, if any, between Lessee's rent hereunder and the price obtained by Lessor on reletting.

                    Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law. Any notice in this provision may be given by Lessor or his attorney.

ENTRY FOR           17.  Lessor may card premises "For Rent" or "For Sale"
CARDING, ETC.  ninety (90) days before the termination of this lease. Lessor may enter the premises at reasonable hours during the term of this lease to exhibit same to prospective purchasers or tenants and to make repairs required of Lessor under the terms hereof, or to make repairs to Lessor's adjoining property, if any.

EFFECTS OF          18.  No termination of this lease prior to the normal ending
TERMINATION    thereof, by lapse of time or otherwise, shall effect Lessor's
OF LEASE       right to collect rent for the period prior to termination
               thereof.

NO ESTATE           19.  This contract shall create the relationship of landlord
IN LAND and tenant between Lessor and Lessee; no estate shall pass out of Lessor; Lessee has only a usufruct, not subject to levy and sale, and not assignable by Lessee except by Lessor's consent.

HOLDING             20.  If Lessee remains in possession of premises after
OVER expiration of the term hereof, with Lessor's acquiescence and without any express agreement of parties, Lessee shall be a tenant at will at rental rate in effect at end of lease: and there shall be no renewal of this lease by operation of law.

RIGHTS              21.  All rights, powers and privileges conferred hereunder
CUMULATIVE     upon parties hereto shall be cumulative but not restrictive to those given by law.

NOTICES             22.  Any notice given pursuant to this lease shall be in
               wwriting and sent by certified mail to:

                         (a) Lessor in care of Stone Mountain Industrial Park,
                                               -------------------------------
               Inc., P.O. Box 67, Tucker, Georgia 30085-0067 or such other
               --------------------------------------------
               address as Lessor may hereafter designate in writing to Lessee.

                         (b) Lessee in care of Scott Container Group, Inc., 1625
                                               ---------------------------------
               Litton Drive, Stone Mountain, Georgia 30083 or such other address
               -------------------------------------------
               as Lessee may hereafter designate in writing to Lessor.

WAIVER OF           23.  No failure of Lessor to exercise any power given Lessor
RIGHTS hereunder, or to insist upon strict compliance by Lessee with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Lessor's rights to demand exact compliance with the terms hereof.

TIME OF ESSENCE     24.  Time is of the essence of this Agreement.

DEFINITIONS         25.  "Lessor" as used in this lease shall include first
               party, its heirs, representatives, assigns and successors in title to the premises. "Lessee" shall include second party, its heirs and representatives, assigns and successors, and if this lease shall be validly assigned, or sublet shall include also Lessee's assignees or sub-lessees as to premises covered by such assignment or sub-lease, "Lessor" and "Lessee" include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

                                      (3)

EXTERIOR            26.  Lessee shall have the right to erect at Lessee's sole
SIGNS expense a sign on an exterior wall of the building on the premises. This sign shall be securely attached and parallel to said wall, and shall not be other than a customary trade sign identifying the business of Lessee. Lessee shall not erect this sign over the roof line or on the roof, nor shall it paint or otherwise deface the exterior walls of the building. The erection of this sign by Lessee shall be subject to and in conformity with all applicable laws, zoning ordinances and building restrictions or covenants of record. On or before termination of this lease Lessee shall remove the sign thus erected, and shall repair any damage of disfigurement, and close any holes, caused by such removal.


AD VALOREM         27.  Lessee shall pay as additional rent all ad valorem
TAXES real estate taxes assessed and levied against the premises for full fiscal years within the lease term and shall pay a per diem apportionment thereof for the fiscal years in which the lease commences and terminates.


USE OF              28.  Premises shall be used for office, warehouse and
PREMISES AND                                        ---------------------
INSURANCE      distribution of plastic products and other related purposes.
               --------------------------------------------------
               Premises shall not be used for any illegal purposes, nor in any manner to create any nuisance or trespass; nor in any manner to vitiate the insurance, based on the above purposes for which the premises are leased.


                    Lessee will carry, at Lessee's sole cost and expense, "All
               Risk" Insurance Coverage on the demised premises in an amount not less than $ 3,000,000 or the full insurable value, whichever is
                           ---------
               greater. The term "full insurable value" shall mean the actual replacement cost, excluding foundation and excavation costs, as determined by Lessor. Such policies shall name the Lessor as an additional named insured.

                    All insurance provided for in this lease shall be affected under enforceable policies issued by insurers of recognized responsibility licensed to do business in this state. At least 15 days prior to the expiration date of any policy, the original renewal policy for such insurance shall be delivered by the Lessee to the Lessor. Within 15 days after the premium on any policy shall become due and payable, the Lessor shall be furnished with satisfactory evidence of its payment.

                    If the Lessee provides any insurance required by this lease in the form of a blanket policy, the Lessee shall furnish satisfactory proof that such blanket policy complies in all respects with the provisions of this lease, and that the coverage thereunder is at least equal to the coverage which would be provided under a separate policy covering only the leased property.

                    If the Lessor so requires, the policies of insurance
               provided for shall be payable to the holder of any mortgage, as the interest of such holder may appear, pursuant to a standard mortgagee clause. All such policies shall, to the extent obtainable provide that any loss shall be payable to the Lessor or to the holder of any mortgage notwithstanding any act or negligence of the Lessee which might otherwise result in forfeiture of such insurance. All such policies shall, to the extent obtainable, contain an agreement by the insurers that such policies shall not be cancelled without at least thirty days prior written notice to the Lessor and in the holder of any mortgage to whom loss hereunder may be payable.

                    Lessee will carry at Lessee's own expense insurance coverage on all equipment, fixtures and appliances.

                    THIS LEASE contains the entire agreement of the parties
               hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.

                    If any term, covenant or condition of this lease or the
               application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term, covenant, or condition to persons, entities or circumstances other than those which or to which sued may be held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this lease shall be valid and enforceable to the fullest extent permitted by law.

                    IN WITNESS WHEREOF, the parties herein have hereunto set
               their hands and seals, the day and year first above written.

                                                STONE MOUNTAIN INDUSTRIAL
                                                PARK, INC.,
                                                A GEORGIA CORPORATION
                                                (CORP. SEAL)

                                                By: /s/ Jerry L. Silvio
                                                --------------------------------
                                               Title: Jerry L. Silvio,
                                                Vice President

                                                             LESSOR
               Signed, sealed and
               delivered in the
               presence of:

               /s/ Carolyn H. McMahon
               -------------------------
               Witness

               -------------------------
               Notary Public                    SCOTT CONTAINER GROUP, INC.
                                                (CORP. SEAL)



                                                By: [SIGNATURE APPEARS HERE]
                                                    ----------------------------
                                                    Title: V.P. Finance

               Signed, sealed and                         LESSEE
               delivered in the
               presence of

               /s/ Angela S. Riddle
               ----------------------
               Witness

               /s/ Vicki Oatis
               ----------------------
               Notary Public

               My Commission expires: 08-18 92

                                      (4)

                           FIRST AMENDMENT TO LEASE
                           ------------------------


     THIS FIRST AMENDMENT TO LEASE made this 28TH day of February, 1994, by and between STONE MOUNTAIN INDUSTRIAL PARK, INC., First Party, hereinafter referred to as "Lessor", and WINCUP HOLDINGS, INC., Second Party, hereinafter referred to as "Lessee";

                                  WITNESSETH
                                  ----------

     WHEREAS, Lessor and Scott Container Group, Inc., have previously entered into a lease dated December 16, 1991, whereby Lessor leased to Scott Container Group, Inc., 145,000 square feet known as 1625 Litton Drive, Stone Mountain, Georgia, reference being specifically made to said lease for further description, and

     WHEREAS, the term of the Lease began February 1, 1992 and is set to expire October 31, 1994, and

     WHEREAS, Scott Container Group, Inc., was acquired by WINCUP HOLDINGS, INC., now known as Lessee, and

     WHEREAS, the Lessor and Lessee are desirous of making certain changes in the Lease;

     NOW THEREFORE, in consideration of the mutual covenants and conditions herein, acknowledged by both parties to be adequate and sufficient, the parties hereto agree as follows:

     1. The term of the Lease shall be amended to run for a five(5) year term beginning March 1, 1994 and ending February 28, 1999.

     2. Lessee shall pay to Lessor as rental promptly on the first day of each month in advance without demand during the term of this lease a monthly rental of Twenty-Six Thousand Four Hundred Sixty-Two and No/100 ($26,462.00) Dollars.

     3. In any month that the rental payment is not received by Lessor by the 10th day of the month, Lessor will assess and Lessee agrees to pay five (5%) percent additional rent in the month in which the rent was not paid by the 10th.

     4. Except as expressly amended herein, the Lease shall remain in full force and effect as set forth in the March 30, 1992 Lease as heretofore referenced.

     IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Amendment to

Lease as of the day and year first above written.

                                        STONE MOUNTAIN INDUSTRIAL PARK, INC.
                                        A GEORGIA CORPORATION (CORP.SEAL)

                                        By: /s/ John O. Cullifer
                                            ---------------------------------
                                             John O. Cullifer, Vice President

Signed, sealed, and delivered                                    LESSOR
in the presence of:

[SIGNATURE APPEARS HERE]
-------------------------------
Witness

                                        WINCUP HOLDINGS, INC. A DELAWARE
                                        CORPORATION (CORP. SEAL)


                                        By:/s/ Donald Rogalski
                                           -------------------------------
                                           Title:  SR. VICE PRESIDENT
                                                    ADMINISTRATION

Signed, sealed, and delivered                               LESSEE
in the presence of:

/s/ Angela S. Riddle
------------------------------
Witness

                                       2